Exhibit 4.7
THIRD AMENDMENT AGREEMENT
     This Third Amendment Agreement, dated as of October 25, 2006 (this “Amendment”), is among (i) Pride Offshore, Inc., a Delaware corporation (the “Borrower”), (ii) the financial institutions signatory hereto and who are Lenders under the Credit Agreement (as defined in the recitals below) (the “Lenders”), including Calyon New York Branch and Natexis Banques Populaires, as swingline lenders under the Credit Agreement (the “Swingline Lenders”), (iii) Citicorp North America, Inc., as administrative agent under the Credit Agreement (the “Administrative Agent”), (iv) Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”), and as collateral trustee (in such capacity, the “Collateral Trustee”), under the Credit Agreement, and (v) Calyon New York Branch and Natexis Banques Populaires, as issuers of letters of credit under the Credit Agreement (the “Issuing Banks”).
RECITALS
     A. On July 7, 2004, the Borrower, the Revolving Lenders, the Term Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Swingline Lenders and the guarantors party thereto entered into a Credit Agreement (such Credit Agreement, as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement.
     B. The Borrower has requested, and the Majority Lenders are willing to effect, an amendment to the Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     Section 1. Amendments to Section 1.01 of Credit Agreement.
     Section 1.1. The definition of “Capital Expenditures” is hereby deleted.
     Section 1.2. The definition of “Distribution” is hereby amended by inserting “; provided, however, that a payment (whether in cash, securities or other property and whether or not pursuant to a merger, consolidation or otherwise) in consideration for or otherwise in connection with the retirement, purchase, redemption or other acquisition of any Equity Interest of any Subsidiary shall not be a Distribution” immediately prior to the period at the end thereof.
     Section 1.3. The definition of “Excluded Subsidiaries (Collateral)” is hereby amended by inserting “, Subsidiaries with Consolidated Net Tangible Assets of less than $100,000, Domestic Subsidiaries that are Subsidiaries of a Foreign Subsidiary” immediately after “Project Finance Subsidiaries”.
     Section 1.4. The definition of “Excluded Subsidiaries (Guaranty)” is hereby amended by inserting “, Subsidiaries with Consolidated Net Tangible Assets of less than $100,000, Subsidiaries with Consolidated Net Tangible Assets of less than $5,000,000 that have newly become Included Foreign Guarantors (provided that such Subsidiaries shall only be Excluded Subsidiaries (Guaranty) for the first 45 days after newly becoming Included Foreign Guarantors), Domestic Subsidiaries that are Subsidiaries of a Foreign Subsidiary” immediately after “Project Finance Subsidiaries”.
     Section 1.5. The definition of “Excluded Subsidiaries (Pledge)” is hereby amended by inserting “, Subsidiaries with Consolidated Net Tangible Assets of less than $100,000, Subsidiaries with Consolidated Net Tangible Assets of less than $5,000,000 that have newly become Included Foreign Pledge Subsidiaries (provided that such Subsidiaries shall only be Excluded Subsidiaries (Pledge) for the first 45 days after newly becoming Included Foreign Pledge Subsidiaries) and Domestic Subsidiaries that are Subsidiaries of a Foreign Subsidiary” immediately after “Project Finance Subsidiaries”.
     Section 1.6. The definition of “First Tier Foreign Subsidiary” is hereby amended by inserting “(that is not a Subsidiary of a Foreign Subsidiary)” immediately after “Domestic Subsidiary”.
     Section 1.7. Clause (ii), (iii) and (iv) of the definition of “Permitted Investments” are hereby deleted and replaced in their entirety with the following:
     “(ii) Investments in the Parent and Domestic Subsidiaries (that are not subsidiaries of Foreign Subsidiaries) made by the Parent or any Subsidiary, provided that any such Investment in the Borrower or a Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
     (iii) Investments in Foreign Subsidiaries (or in a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) by other Foreign Subsidiaries (or by a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary), provided that any such Investment in an Included Foreign Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
     (iv) Investments in Foreign Subsidiaries (or in a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) by the Parent or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary if such Investments are used by the Foreign Subsidiaries (or by the Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) in the contract drilling business or for a purpose related, ancillary or complementary to the business of the Parent and its subsidiaries on the date hereof, provided that any such Investment in an Included Foreign Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;”
     Section 2. Amendment to Section 5.02 of Credit Agreement. Section 5.02(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
               (p) Reserved

     Section 3. Waivers. The Majority Lenders hereby waive any breach of, and any Default or Event of Default under, the Credit Agreement, and any breach of, and any default or event of default under, any other Credit Document, (i) that may exist as a result of the failure to pledge any Equity Interests of Redfish Holdings S. de R.L. de C.V., a Mexican limited liability company (“Redfish Holdings”), provided that Redfish Holdings ceases to be an Included Foreign Pledge Subsidiary within 90 days after the date hereof, or (ii) that may exist but would not exist if the amendments effected hereby were effective as of the date of the Credit Agreement.
     Section 4. Miscellaneous; Representations and Warranties.
     Section 4.1. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law rules (other than Section 5-1401 of the New York General Obligations Law).
     Section 4.2. Preservation. Except as expressly modified, consented to or waived herein, all terms and provisions of the Credit Agreement and each other Credit Document remain in full force and effect in accordance with the provisions thereof and are hereby ratified and confirmed in all respects by the parties.
     Section 4.3. Limited Waivers and Consent. The waivers and consent contained herein are limited to the extent described herein and shall not be construed to be a waiver of, or consent to, any other requirement of, or action prohibited by, the Credit Agreement or any other Credit Document. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other Defaults with respect to the Credit Agreement and any other provision of any other Credit Document.
     Section 4.4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 4.5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender Parties that (i) the execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Documents by the Credit Parties party thereto, are within each such Credit Party’s respective company powers, have been duly authorized by all necessary company action of the Borrower and each other Credit Party, require no material authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body, do not contravene (A) any such Credit Party’s certificate of incorporation or bylaws or similar organizational documents, or (B) any law applicable to any of the Credit Parties, and will not result in the creation or imposition of any Lien prohibited by the Credit Documents on any asset of the Parent or of any Subsidiary, (ii) this Amendment has been duly executed and delivered by the Borrower, (iii) this Amendment and the other Credit Documents constitute legal, valid and binding obligations of the Credit Parties party thereto, enforceable against the Credit Parties in accordance with their respective terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity, (iv) after giving effect to this Amendment, the representations and warranties contained in Section 4.01 of the Credit Agreement shall be true and correct on and as of the date hereof as though made on and as of the date hereof, and the representations and warranties contained in any other Credit Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), and (v) after giving effect to this Amendment, no event shall have occurred and be continuing, or would result from giving effect to this Amendment, which constitutes a Default or an Event of Default.
     Section 4.6. Lender Credit Decision. Each of the Majority Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each of the Majority Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement.
     Section 4.7. Effectiveness. Following the execution of this Amendment by the Majority Lenders and the Borrower, this Amendment will be effective in accordance with its terms as of the date first above written. Delivery of an executed signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
[Signatures begin on the next page]

BORROWER: PRIDE OFFSHORE, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT: CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ Illegible
Authorized Officer

COLLATERAL AGENT AND COLLATERAL TRUSTEE: CITIBANK, N.A., as Collateral Agent and as Collateral Trustee
By:	/s/ Illegible
Authorized Officer

ISSUING BANKS AND SWINGLINE LENDERS: CALYON NEW YORK BRANCH, as an Issuing Bank and as a Swingline Lender
By:	/s/ Page Dillehunt
Authorized Officer

By:	/s/ Michael D. Willis
Authorized Officer

NATEXIS BANQUES POPULAIRES, as an Issuing Bank and as a Swingline Lender
By:	/s/ Daniel Payer
Authorized Officer

By:	/s/ Louis P. Laville, III
Authorized Officer

LENDERS: CITICORP NORTH AMERICA, INC.
By:	/s/ Illegible
Authorized Officer

NATEXIS BANQUES POPULAIRES
By:	/s/ Daniel Payer
Authorized Officer

By:	/s/ Louis P. Laville, III
Authorized Officer

BANK OF AMERICA, N.A.
By:	/s/ Claire M. Liu
Authorized Officer

NORDEA
By:	/s/ Hans Chr. Kjelsrud
Authorized Officer

By:	/s/ Martin Kahm
Authorized Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Saad Iqbal
Authorized Officer

By:	/s/ Evelyn Thierry
Authorized Officer

CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
Authorized Officer

By:	/s/ Michael D. Willis
Authorized Officer

BNP PARIBAS
By:	/s/ P. Philippon
Authorized Officer

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Masakazu Hasegawa
Authorized Officer

SEB
By:	/s/ Tone Lunde Bakkep
Authorized Officer

By:	/s/ Illegible
Authorized Officer

CRÉDIT INDUSTRIEL ET COMMERCIAL
By:	/s/ Etienne Deslauriers
Authorized Officer

By:	/s/ Brigitte Chevallier
Authorized Officer

BECM
By:	/s/ M. Brickert
Authorized Officer

By:	/s/ P. Acezard
Authorized Officer

DnB NOR BANK ASA
By:	/s/ Barbara Gronquist
Authorized Officer

By:	/s/ Kevin O’Hara
Authorized Officer

HSH NORDBANK AG
By:	/s/ Stefan Noll
Authorized Officer

By:	/s/ Kai Braunsdorf
Authorized Officer

BAYERISCHE HYPO-UND VEREINSBANK AG
By:
Authorized Officer

By:
Authorized Officer

AMEGY BANK NATIONAL ASSOCIATION (formerly SOUTHWEST BANK OF TEXAS, N.A.)
By:	/s/ Illegible
Authorized Officer

THE GOVERNOR & COMPANY OF THE BANK OF IRELAND
By:	/s/ Illegible (5385)
Authorized Officer

ACKNOWLEDGMENT AND CONSENT
     To induce the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks and the Majority Lenders to execute the foregoing Amendment, each of the undersigned Guarantors hereby (a) consents to the execution, delivery and performance of such Amendment, (b) agrees that (1) neither any Credit Document executed by it nor any obligation of any of the undersigned nor any right or remedy of the Administrative Agent, the Collateral Agent, the Collateral Trustee, any Issuing Bank or any Lender with respect to any undersigned Guarantor is released or impaired by such Amendment, and (2) this acknowledgment and consent shall not be construed as requiring the consent or agreement of any undersigned Guarantor in any circumstance, and (c) ratifies and confirms all provisions of the Credit Documents executed by it.

GUARANTORS: PRIDE INTERNATIONAL, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

MEXICO DRILLING LIMITED LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE CENTRAL AMERICA, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE OFFSHORE INTERNATIONAL LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE SOUTH PACIFIC LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE DRILLING, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE NORTH AMERICA LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

MEXICO OFFSHORE INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PETROLEUM SUPPLY COMPANY
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL SERVICES, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE MEXICO HOLDINGS, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL MANAGEMENT GP LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL MANAGEMENT LP LLC
By:	/s/ Mindy Riddle
	Name:	Mindy Riddle
	Title:	President and Secretary

PRIDE INTERNATIONAL MANAGEMENT COMPANY LP By Pride International Management GP LLC, its General Partner
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNACIONAL DE MEXICO LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer